Response to Item 77D


Senior Debt Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance Floating-Rate
Advantage Fund (which invests in the
Portfolio) filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.